UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2011

SureWest Communications
(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On April 5, 2011, SureWest Communications (the “Company”) issued a press release announcing that Fred A. Arcuri, Senior Vice President and Chief Operating Officer is retiring from the Company effective April 15, 2011.  A copy of the press release is filed with this report as Exhibit 99.1.

On March 31, 2011, Mr. Arcuri entered into a severance agreement (the “Agreement”) with the Company in connection with his planned retirement.  The agreement provides for (i) a one-time cash payment of $219,000 provided in consideration for the selection of a retirement date that was convenient to the Company, (ii) the accelerated vesting of previously granted and unvested time-based equity awards as if Mr. Arcuri had remained an employee for the full vesting term of the shares, and (iii) assuming all performance targets are achieved by the Company, the vesting of any unvested performance-based awards that may be earned as of June 1, 2011.  This will result in an additional 65,635 shares of the Company’s common stock vesting pursuant to the Agreement relating to the time-based awards.  Provided that the Company achieves the necessary performance targets on June 1, 2011, 1,353 shares of the Company’s common stock would also vest pursuant to the Agreement at that time.

In the event of a change in control during the first year of Mr. Arcuri’s retirement, he will be entitled to receive the equivalent of two times his base salary and two times his most recently established short-term incentive target, subject to applicable withholding taxes.  During the second year, the value of the benefits associated with the provisions of the Change in Control Agreement will be reduced ratably each month until the value is reduced to zero.

In exchange for the consideration described above, Mr. Arcuri has agreed to a complete release of all claims, known or unknown, against the Company and its affiliates.

Appointment of Principal Operating Officer

On April 5, 2011, the Company also announced, in the press release, the appointment of Scott Barber, age 50, as Vice President and Chief Operating Officer effective April 15, 2011.

Mr. Barber has been with the Company since 1994.  He has served as Vice President and General Manager of Operations, California since March 2008. Prior to his appointment to General Manager of Operations, California, he served as Vice President, Network Operations from 2003 to 2008 and as Executive Director, Network Services from 2000 to 2003.  His prior positions also included Director of Outside Plant from 1997 to 2000 and Engineering Manager from 1994 to 1997. In addition Mr. Barber currently serves as chairman and CEO of the California Communications Association (CalCom) Board of Directors, and is a member of the United States Telecom Association National Security Policy Committee and the City of Roseville Development Advisory Committee. He served as Mayor of Kerman, California from 1992-94 and was a magna cum laude graduate of Regis University with a Bachelor of Science in Finance. He is also a graduate of the CSU, Sacramento and the United States Telecom Association’s executive leadership programs.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release dated April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  April 5, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 5, 2011.